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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8/A

POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Abbott Laboratories
(Exact Name of Registrant as Specified in Its Charter)

Illinois	36-0698440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
100 Abbott Park Road Abbott Park, Illinois 60064-6400 (Address of Principal Executive Offices) (Zip Code)
Abbott Laboratories Employee Share Ownership Plan (Full Title of the Plan)
Jose M. de Lasa Abbott Laboratories 100 Abbott Park Road Abbott Park, Illinois 60064-6400 (Name and Address of Agent For Service)
(847) 937-5200 (Telephone Number, Including Area Code, of Agent For Service)

De-Registration of Common Shares and Plan Interests

        On January 10, 2002, Abbott Laboratories (the "Registrant") registered 750,000 common shares (including preferred stock purchase rights), without par value, and an indeterminate amount of plan interests on a Registration Statement on Form S-8 (file number 333-76516) under the Securities Act of 1933 (the "Registration Statement"), to be issued pursuant to the Abbott Laboratories Employee Share Ownership Plan (the "Plan"). The Registrant believes that the registration of plan interests and common shares under the Plan, which issues shares pursuant to an employee share ownership plan only to employees employed in the United Kingdom, is not necessary. Accordingly, the Registrant is filing this post-effective amendment to deregister the plan interests and each of the 690,374 common shares (including preferred stock purchase rights), that were registered under the Registration Statement and remain unissued as of the date hereof. As a result of this deregistration statement, no securities remain registered under the Registration Statement.

SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, State of Illinois on this 30th day of March, 2004.

ABBOTT LABORATORIES

By:	/s/ JOSE M. DE LASA Jose M. de Lasa Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Miles D. White	Chairman of the Board, Chief Executive Officer, and Director	March 30, 2004
* Richard A. Gonzalez	President and Chief Operating Officer, Medical Products Group, and Director	March 30, 2004
* Jeffrey M. Leiden	President and Chief Operating Officer, Pharmaceutical Products Group, and Director	March 30, 2004
/s/ THOMAS C. FREYMAN Thomas C. Freyman	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	March 30, 2004
/s/ GREG W. LINDER Greg W. Linder	Vice President and Controller (Principal Accounting Officer)	March 30, 2004
* Roxanne S. Austin	Director	March 30, 2004
* H. Laurance Fuller	Director	March 30, 2004

* Jack M. Greenberg	Director	March 30, 2004
* David A. L. Owen	Director	March 30, 2004
* Boone Powell Jr.	Director	March 30, 2004
* A. Barry Rand	Director	March 30, 2004
* W. Ann Reynolds	Director	March 30, 2004
* Roy S. Roberts	Director	March 30, 2004
* William D. Smithburg	Director	March 30, 2004
* John R. Walter	Director	March 30, 2004
*By:	/s/ JOSE M. DE LASA Jose M. de Lasa, Esq. Attorney-In-Fact

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Abbott Laboratories Employee Share Ownership Plan has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in unincorporated Lake County, State of Illinois on this 30th day of March, 2004.

ABBOTT LABORATORIES EMPLOYEE SHARE OWNERSHIP PLAN
By: Abbott Laboratories Employee Benefit Board of Review
/s/ THOMAS C. FREYMAN Thomas C. Freyman
/s/ TERRENCE C. KEARNEY Terrence C. Kearney
/s/ THOMAS M. WASCOE Thomas M. Wascoe

EXHIBIT INDEX

Exhibit Number	Description
24**	Power of Attorney

**
Incorporated herein by reference. Commission file number 333-76516.

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De-Registration of Common Shares and Plan Interests
SIGNATURES
EXHIBIT INDEX